CUSIP NO.:   849 176102



                                    EXHIBIT A

                       Accounts Holding Securities of TSA

Madiran International, Ltd.          430,000 Shares (39.14%)
White Bear Investments, Ltd.         300,000 Shares (27.31%)
Mendoza Pacheco Family Accounts      168,000 Shares (15.29%)
Mendoza Gimenez Family Accounts      116,000 Shares (10.56%)
Other Accounts                        85,000 Shares ( 7.70%)
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Total Holdings - Managed Accounts  1,099,500 Shares (100%)
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